                                                                               .
                                                                               .
                                                                               .


                                                                    EXHIBIT 99.2


           UROAM, INC. AND SUBSIDIARIES (FORMERLY FILANET CORPORATION)

             INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


                                                                                                    Page
Unaudited Consolidated Balance Sheet as of June 30, 2003                                               2
Unaudited Consolidated Statements of Operations for the six months ended June 30, 2003 and 2002        3
Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002        4
Notes to Unaudited Consolidated Financial Statements                                                5-12

                          UROAM, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2003
                      (In thousands, except share amounts)

                                        ASSETS
Current assets:
   Cash                                                                                  $         25
   Accounts receivable                                                                            389
   Prepaid expenses and other current assets                                                      152
                                                                                         ------------
Total current assets                                                                              566

Property and equipment, net                                                                         4
Goodwill                                                                                        1,322
Other intangible assets, net                                                                      893
Other assets                                                                                       30
Total assets of discontinued operations, net                                                      312
                                                                                         ------------
Total assets                                                                             $      3,127
                                                                                         ============

   TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Short-term debt                                                                       $     10,736
   Current portion of capital lease obligation                                                    382
   Accounts payable                                                                               354
   Accrued liabilities                                                                            662
   Deferred revenue                                                                               142
Total liabilities of discontinued operations                                                    1,505
                                                                                         ------------
Total current liabilities                                                                      13,781

Commitments and contingencies

Redeemable convertible preferred stock                                                         15,940

Stockholders' deficit:
   Common stock, no par value; 41,958,300 shares
     authorized; 988,678 shares issued and outstanding                                         25,584
   Stockholder receivables                                                                        (37)
   Accumulated deficit                                                                        (52,141)
                                                                                         ------------
Total stockholders' deficit                                                                   (26,594)
                                                                                         ------------
Total liabilities, redeemable convertible preferred stock and stockholders' deficit      $      3,127
                                                                                         ============


      See accompanying notes to unaudited consolidated financial statements

                          UROAM, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  JUNE 30, 2003
                                 (In thousands)

                                                   SIX MONTHS ENDED
                                                       JUNE 30,
                                                 2003            2002
                                             ------------    ------------
Net revenues:
    Product sales                            $        792    $         --
    Maintenance services                               77              --
                                             ------------    ------------
                                                      869              --
                                             ------------    ------------
Costs and expenses:
    Cost of revenue                                    55              --
    Selling and marketing                           1,083             108
    Research and development                        1,433              54
    General and administrative                      1,375             180
                                             ------------    ------------
Total costs and expenses                            3,946             342
                                             ------------    ------------
Operating loss                                     (3,077)           (342)
Interest and other (expense) income:
    Interest expense                                 (266)           (143)
    Other (expense) income                           (205)             10
                                             ------------    ------------
Total interest and other (expense) income            (471)           (133)
                                             ------------    ------------
Loss from continuing operations                    (3,548)           (475)
Discontinued operations:
Gain (loss) from discontinued operations            1,106          (2,988)
                                             ------------    ------------
Net loss                                     $     (2,442)   $     (3,463)
                                             ============    ============


      See accompanying notes to unaudited consolidated financial statements

                          UROAM, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                       SIX MONTHS ENDED
                                                                                           JUNE 30,
OPERATING ACTIVITIES:                                                                2003            2002
                                                                                 ------------    ------------
  Loss from continuing operations                                                $     (3,548)   $       (475)
  Adjustments to reconcile loss from continuing operations to net cash used in continuing operations:
    Depreciation and amortization                                                         139              --
    Non-cash interest expense                                                              32              --
    Non employee stock based compensation expense                                          --               5
    Changes in operating assets and liabilities:
        Accounts receivable                                                                88              --
        Prepaid expenses and other current assets                                         (12)             --
        Other assets                                                                      105              --
        Accounts payable                                                                  237              --
        Other accrued liabilities                                                         337              --
        Deferred revenue                                                                 (189)             --
                                                                                 ------------    ------------
   Net cash used in continuing operations                                              (2,811)           (470)
                                                                                 ------------    ------------
     Gain (loss) from discontinued operations                                           1,106          (2,988)
   Change in assets and liabilities of discontinued operations                         (1,969)         (1,511)
                                                                                 ------------    ------------
     Net cash used in operating activities                                             (3,674)         (4,969)
                                                                                 ------------    ------------

  FINANCING ACTIVITIES
   Proceeds from short-term debt                                                        3,378              --
   Proceeds from exercise of common stock options                                           3              --
   Payments received on shareholder receivable                                             39               7
   Proceeds from issuance of Series A-1 convertible preferred stock                        --           5,596
   Payment of debt issuance costs                                                          --            (186)
                                                                                 ------------    ------------
   Net cash provided by financing activities                                            3,420           5,417
                                                                                 ------------    ------------
     NET (DECREASE) INCREASE IN CASH                                                     (254)            448
         CASH, beginning of period                                                        279              74
                                                                                 ------------    ------------
         CASH, end of period                                                     $         25    $        522
                                                                                 ============    ============
  NONCASH FINANCING ACTIVITIES:
   Conversion of Series A and Series B preferred stock into common stock         $         --    $     25,127
   Conversion of 2002 bridge notes into Series A-1 preferred stock                         --           9,080
   Issuance of Series A-1 preferred stock for rental renegotiation,
    executive separation agreement and executive search services                           --             358
   Conversion of accrued employee compensation into Series A-1 preferred stock             --              62
   Accrued interest on stockholder notes receivable                                         1               1
   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the period for interest                                     $         --    $         --
                                                                                 ============    ============
    Cash paid during the period for income taxes                                 $        800    $        800
                                                                                 ============    ============


      See accompanying notes to unaudited consolidated financial statements

                          UROAM, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          (Unaudited and in thousands)


1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

uRoam, Inc. (collectively with its subsidiaries, the "Company" or "uRoam") was incorporated in California in 1998. From December 2000 through December 2002, the Company, originally doing business as Filanet Corporation ("Filanet"), marketed a low-cost, broadband solid-state appliance with integrated router and server functionality to small/remote offices. This product, known as the InterJak Internet Service Appliance ("InterJak Product"), enabled broadband service providers to offer a myriad of remotely managed value-added services to telecommuters and small to medium-size businesses from a single extensible platform. On October 1, 2002, the Company, acquired all of the outstanding stock of uRoam, Inc. ("Predecessor uRoam"), also incorporated in California. Subsequent to the completion of the acquisition, the Company changed its name to uRoam, Inc. With this acquisition, the Company refocused its investment and resources on applications and software. Since October 1, 2002, the Company's focus has been to develop, market and sell a complete solution for secure user access to applications and desktops, and collaborative tools for real time information sharing.

As further described in Note 2, in December 2002, the Company decided to discontinue the operations formerly conducted by Filanet. As such, in accordance with accounting principles generally accepted in the United States of America, net assets and the results of the discontinued operations have been reflected as Discontinued Operations in the consolidated financial statements. With the discontinuance of the operations formerly conducted by Filanet, the Company's continuing operations are comprised of the business activities acquired from Predecessor uRoam and the corporate activities of the merged companies. These continuing operations are treated as a single business segment, and the Company's continuing operations have historically been conducted primarily in the United States of America, with some quality assurance and test activities being performed in Russia.

On July 23, 2003, the Company sold substantially all of its assets and selected liabilities to F5 Networks, Inc. ("F5") for $25 million in cash.

Liquidity and basis of presentation

In the opinion of management, the unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America. The unaudited consolidated balance sheet as of June 30, 2003 and the related unaudited consolidated statements of operations and cash flows for the six months ended June 30, 2003 and 2002 have been derived from the Company's unaudited consolidated financial statements, but do not include all disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. These unaudited consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and notes for the year ended December 31, 2002.

The accompanying consolidated interim financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since its inception, has an accumulated deficit of approximately $50 million at December 31, 2002 and a deficit in working capital, and continued to incur losses through June 30, 2003. The Company has been dependent on its investors to provide financing and a guarantee of a bank line of credit to fund operating activities. At December 31, 2002, the principal balance of this line of credit was $3 million, and there were no remaining funds available to the Company under this facility. At June 30, 2003, available financing under the facility and related guarantees had

                          UROAM, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          (Unaudited and in thousands)


been increased to $6.453 million, and the maturity date had been extended to July 15, 2003. Through July 23, 2003, the facility and related guarantees were further increased to $6.75 million. However, with the sale of substantially all of the Company's assets to F5 for $25 million in cash on July 23, 2003, all principal and accrued interest borrowed under this facility was repaid in full. The Company now believes that it has adequate resources to fund its operations and repay its obligations.

Principles of Consolidation

The consolidated financial statements include the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. As more fully discussed in Note 2, in December 2002, the Company discontinued all operations attributable to its business activities related to the InterJak Product line, including the operations of the Company's subsidiary located in Denmark, Filanet Europe ApS ("Filanet Europe"). Accordingly, these operations have been reflected as discontinued in the consolidated balance sheet and statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, inventory valuation, deferred revenue, the allowance for uncollectible accounts receivable, the valuation of the acquisition of Predecessor uRoam, the valuation allowance for deferred tax assets and accrued liabilities. Actual results could differ from those estimates.

2. DISCONTINUED OPERATIONS

In December 2002, the Company's board of directors, who also comprised a controlling shareholder interest, unanimously authorized and directed management to discontinue the operations formerly conducted by Filanet prior to the Company's acquisition of Predecessor uRoam on October 1, 2002. The decision to discontinue these operations was based on the low margins being achieved in that business, and a decision to concentrate management's efforts and all of the Company's resources on the operations newly acquired from Predecessor uRoam. As a result of the decision to discontinue the operations formerly conducted by Filanet, management provided termination notices to substantially all employees associated with the InterJak Product operation on or around December 31, 2002, which resulted in a severance accrual totaling $516,000. Management also began taking steps to limit the remaining liabilities associated with this business. In addition, at December 31, 2002, the Company recorded impairment charges of $2,278,000 and $434,000 to reduce the carrying value of inventories and property and equipment, respectively, of the discontinued business to their estimated net realizable values.

During the six months ended June 30, 2003, the Company recorded a $1,106,000 gain from discontinued operations. This was primarily attributable to the recognition of $1.2 million of revenues relating to the discontinued InterJak Produce line at Filanet Europe and the settlement and release from payment of $300,000 of trade accounts payable which were recorded during the six months ended June 30, 2003, the period that the settlement occurred. Additionally, due to the termination of substantially all employees associated with the InterJak Product operation and the related 2002 severance accruals, the ongoing expenses of the discontinued operations in 2003 significantly decreased from that previously incurred. Revenues of the discontinued operation were $2.9 million during the six months ended June 30, 2002. There were no income tax expenses or benefits recognized in 2003 or 2002.

                          UROAM, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          (Unaudited and in thousands)


In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," assets and liabilities of the discontinued business have been segregated from continuing operations in the consolidated balance sheet, and the related operating results have been segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows, and related notes.

Balance sheet details of Discontinued Operations as of June 30, 2003 consisted of the following (in thousands):

Assets of discontinued operations:
Accounts receivable                              $          2
Inventory                                                  15
Prepaid expenses and other current assets                  19
Property and equipment, net                                16
Other assets                                              260
                                                 ------------
Total assets of discontinued operations          $        312
                                                 ============

Liabilities of discontinued operations:
Capital lease obligations                        $        204
Accounts payable                                        1,263
Accrued liabilities                                        35
Deferred revenue                                            3
                                                 ------------
Total liabilities of discontinued operations     $      1,505
                                                 ============

3. SHORT-TERM DEBT

Short-term debt as of June 30, 2003 consisted of the following (in thousands):

Line of credit                                   $      5,854
Short-term bridge notes payable                         4,887
Discount relating to bridge loan facility                  (5)
                                                 ------------
Total                                            $     10,736
                                                 ============

In August, September, and December 2002, the Company obtained bridge loan financing from its majority shareholders for an aggregate principal amount of $4,381,000 under Secured Subordinated Convertible Notes ("2002 Bridge Loans") and issued to the lenders warrants to purchase 2,154,992 shares of common stock with an exercise price per share of $0.02. In January and February 2003, the Company obtained an additional $506,000 in bridge loan financing from its majority shareholders under the same terms as the 2002 Bridge Loans, except that no additional warrants were issued. The 2002 Bridge Loans bear interest at the rate of 4.5% per annum and are due on the earlier of one year from issuance or conversion of the notes to demand notes whereby the notes will become immediately due and payable upon consent by the noteholders representing at least 75% of the aggregate principal amount of the notes ("Majority in Interest"). The 2002 Bridge Loans are subordinated to the Company's obligations under capital leases, secured by substantially all of the Company's assets (except those assets acquired under capital leases) and convertible into preferred stock at the per share price sold in the Company's next round of preferred stock financing of at least $2.5 million (excluding any notes outstanding which are convertible into preferred stock) upon consent by the Majority in Interest. In the event that the Company undergoes a liquidation, dissolution, winding up or Liquidation Transaction (as defined in the Company's fifth amended and restated articles of incorporation), the Company is obligated to repay 2.5

                          UROAM, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          (Unaudited and in thousands)


times the outstanding principal and interest due ("Investor Premium") under the 2002 Bridge Loans prior to any payments to the Company's unsecured creditors and common or preferred stockholders. The Company has allocated the proceeds between the respective estimated fair values of the 2002 Bridge Loans and related warrants resulting in a $35,000 discount to the 2002 Bridge Loans to be amortized to interest expense over a one-year period ending in August 2003 using the effective interest method. During the six months ended June 30, 2003, the Company recorded $18,000 in interest expense resulting from the amortization of this discount. All principal and accrued interest outstanding on the Company's short-term bridge notes payable was repaid in full upon the sale of substantially all of the Company's assets to F5 on July 23, 2003, which qualified as a Liquidation Transaction. In addition, on July 23, 2003, the bridge notes were amended such that; 1) the conversion feature to capital stock of the Company was eliminated, 2) the 2,154,992 warrants issued to the lenders of the 2002 Bridge Loans were cancelled and 3) the Investor Premium would only apply to $3.5 million of the principal balance, and that this Investor Premium would be payable only upon the approval of the Company's board of directors and after all debts and liabilities of the Company had been provided for in a cash reserve account.

In October 2002, the Company entered into a revolving line of credit ("Line of Credit") with a bank to provide financing for current operations of the Company. At June 30, 2003, the Line of Credit provides for maximum borrowings of $6.453 million, of which $5.854 million was outstanding, at the prime interest rate (4.25% at June 30, 2003) and was originally scheduled to mature on July 15, 2003. Through July 23, 2003, availability under the facility and related guarantees were further increased to $6.75 million. Upon the sale of substantially all of the Company's assets to F5 on July 23, 2003, all principal and accrued interest borrowed under this facility was repaid in full.

In connection with a guarantee of the Line of Credit provided by the Company's majority stockholders, the Company issued 2,067,958 warrants to purchase common stock at $0.02 per share. In addition, the Company issued 516,988 warrants at the same exercise price to the guarantors in both November and December 2002. The $38,000 value of these warrants was recorded as interest expense during 2002. The Company was obligated to continue to issue 516,988 warrants per month under the same terms to the guarantors as long as the Line of Credit was outstanding through June 2003 and issued an aggregate of 3,101,928 during the six months ended June 30, 2003. The warrants issued during 2003 were valued at $32,000 using the Black-Scholes option pricing model with the following weighted average assumptions: contractual life of 3 1/2 years; risk free interest rate of 4%, volatility of 70% and no dividends during the expected term. In July 2003, the 6,203,862 warrants issued during 2002 and 2003 in connection with the guarantee of the Line of Credit were cancelled immediately prior to the acquisition of the Company's assets by F5.

4. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office facilities under various noncancelable-operating leases. These leases expire at various dates through February 2007 and generally require monthly payment of the prorata share of common area operating expenses. Future minimum lease payments under all noncancelable

                          UROAM, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          (Unaudited and in thousands)


operating leases, as of June 30, 2003, are as follows (in thousands):

                                                   Amount
                                                ------------
July 1 through December 31, 2003                $        148
2004                                                     308
2005                                                     323
2006                                                     339
2007                                                      57
                                                ------------
Total minimum lease payments                    $      1,175
                                                ============

Rent expense was approximately $249,000 and $281,000 for the six months ended June 30, 2002 and 2001, respectively.

In August 2001, the Company entered into an amendment to one of its office facility lease agreements whereby future monthly cash payments due under the original lease were reduced by approximately $433,000 in aggregate. As consideration of this amendment, the Company issued approximately $433,000 worth of fully vested shares of Series B Preferred Stock. This amount was recorded as an asset to be amortized to rent expense over the remaining lease term. The Company also entered into another facility lease agreement with the same landlord commencing in August 2001, which required monthly payments of approximately $13,000 through November 2005. In March 2002, the Company amended its agreements with the above landlord, which reduced monthly payments for both facilities to approximately $13,000 each, but extended the lease term for both facilities to February 2007. In connection with these amendments, the Company issued 500,000 shares of Series A-1 Preferred Stock with a value of $96,000. This amount, along with the $305,000 unamortized balance of the prepaid rent relating to the Series B Preferred Stock issued in August 2001 existing as of the lease modification date in March 2002, is being amortized to rent expense on a straight line basis over the amended lease term.

On April 29, 2003, the Company entered into a memorandum of understanding with the above landlord providing the Company the option to terminate two of its office facility lease agreements. Under the terms of this agreement, the Company would continue to pay rentals due under the lease agreements through the projected lease termination date on July 31, 2003, at which time the Company had the option to make a termination payment of approximately $313,000 and forego the $50,000 security deposit on the leases. In July 2003, the Company terminated these leases, and $270,000 of prepaid rents existing as of June 30, 2003 relating to the issuance of Series B and Series A-1 preferred stock, of which $135,000 is reflected in total assets of discontinued operations and $135,000 is reflected in prepaid expenses and other current assets, was written off subsequent to June 30, 2003.

In connection with the Company's decision to discontinue the operations formerly conducted by Filanet, in December 2002 the Company gave notice of termination to the landlord of one of its office facility leases located in Denmark. Accordingly, the Company accrued $38,000 for a lease termination liability relating to the fair value of this leasehold and wrote off a $46,000 lease deposit as of December 31, 2002. The Company vacated the facility in Denmark on June 30, 2003.

Legal matters

The Company is involved in various other legal proceedings incidental to its normal business activities. The amount of ultimate liability with respect to these actions cannot be reasonably estimated. However, in the opinion of management, any liability resulting from an unfavorable outcome will not materially affect the financial position of the Company. See Note 7 for details of a complaint filed against the Company in July 2003.

                          UROAM, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          (Unaudited and in thousands)


Guarantees

In November 2002, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation Number ("FIN") 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others -- an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34." The Company has applied the disclosure provisions of FIN 45 as of December 31, 2002. The following is a summary of the Company's agreements that have been determined are within the scope of FIN 45.

Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The Company has a separate indemnification agreement with one of its directors that requires it, subject to certain exceptions, to indemnify him to the fullest extent authorized or permitted by its bylaws and the California Corporation Code. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of June 30, 2003.

As a result of the acquisition of Predecessor uRoam, the Company assumed a potential liability for events or occurrences that took place prior to the date of acquisition. The maximum potential amount of future payments the Company could be required to make for such obligations is undeterminable at this time. Therefore, the Company has no amounts recorded for these possible liabilities as of June 30, 2003.

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, typically with business partners, contractors, and customers, landlords and (ii) its agreements with investors. Under these provisions the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2003.

Settlement of Trade Payables

During the six months ended June 30, 2003, the Company entered into settlement agreements with certain of its vendors which provided for the settlement and release from payment of approximately $300,000 of trade accounts payable. The effects of these settlement agreements have been recorded during the six months ended June 30, 2003 as a credit to the gain from discontinued operations.

5. COMMON STOCK AND STOCK-BASED COMPENSATION

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to

                          UROAM, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          (Unaudited and in thousands)


Employees" (APB 25). During 2003 and 2002, no stock options were granted at an exercise price below the estimated fair market value of the common stock.

The Company accounts for stock-based awards to nonemployees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services," under the fair value method. SFAS No. 123 also requires the disclosure of pro forma net loss as if the Company had adopted the fair value method for stock-based awards to employees. Under SFAS No. 123, the fair value of the stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value pricing model with the following assumptions: expected life, one year from vest date; risk free interest rate of 4% in 2003 and 2002, and no dividends during the expected term. The following table represents the effect on net loss if the Company had applied the fair value based method and recognition provisions of SFAS No. 123 during the six months ended June 30, 2003 and 2002 (in thousands):

                                                                                          2003            2002
                                                                                      ------------    ------------
Net loss, as reported                                                                 $     (2,442)   $     (3,463)
Add: Stock-based employee compensation expense included in reported loss                        --              --
Deduct: Total stock-based employee compensation expense determined under fair value
based method for all awards                                                                     (5)             (4)
                                                                                      ------------    ------------
Pro forma net loss                                                                    $     (2,447)   $     (3,467)
                                                                                      ============    ============

During the six months ended June 30, 2003 options to purchase 119,752 shares of the Company's common stock were exercised resulting in proceeds of $3,000.

During the six months ended June 30, 2003, the Company received repayments of notes receivable from stockholders aggregating $39,000.

7. SUBSEQUENT EVENTS

On July 23, 2003, the Company entered into an asset purchase agreement with F5 whereby substantially all of the Company's assets were acquired and certain ongoing liabilities were assumed for the aggregate cash consideration of $25 million. In addition, F5 paid $650,000 in closing costs incurred by the Company as a result of the completion of the transaction. Under the terms of the asset purchase agreement, 10% of the aggregate consideration, or $2.5 million, was deposited in an escrow account to be held for a one-year period to satisfy certain potential indemnification provisions of the asset purchase agreement.

As more fully described in Note 3, all principal and accrued interest outstanding on the Company's short-term debt was repaid in full utilizing the proceeds from the sale of substantially all of the Company's assets on July 23, 2003. Additionally, in connection with an amendment to the bridge note agreements immediately prior to the sale of the Company's assets, the Company is obligated to pay an additional Investor Premium of $5,250,000 to certain bridge note holders, subject to the approval of the Company's board of directors and after all debts and liabilities of the Company had been provided for in a cash reserve account.


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

                          UROAM, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          (Unaudited and in thousands)


As more fully described in Note 4, the Company terminated two of its office facility lease agreements in July 2003 by paying a $313,000 termination payment and foregoing the $50,000 security deposit.

In July 2003, the Company received a copy of a complaint filed by a company alleging breach of contract and other claims related to exclusivity provisions of a March 2003 cover letter for a preliminary non-binding term sheet in contemplation of the plaintiff's proposed acquisition of the Company. The complaint indicates that the plaintiff incurred damages of no less than $2 million and seeks to recover all damages and require the Company's performance with respect to the March 2003 letter agreement. The Company believes that the complaint is without merit and has hired litigation counsel to defend itself vigorously.

In January 2003, the Company entered into a memorandum of understanding with a creditor providing equipment financing under capital leases whereby the creditor agreed to forebear collecting January and February rental payments until February 28, 2003, at which time all past due rental payments would be payable. The Company did not make the required February 28, 2003 payment or the March, April, May, June or July 2003 monthly payments due under the master lease agreement. This represented an event of default under the master lease agreement, which allowed the creditor to request an acceleration of the remaining payments due from the Company. As of June 30, 2003, the Company owed $735,000 to this creditor under the master lease agreement, all of which is reflected in total liabilities of discontinued operations. On July 23, 2003, the Company paid $727,000 in full satisfaction of all of the Company's obligations to this creditor.



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